EXHIBIT 10.1
EXECUTION COPY
AMENDMENT NO. 1
TO SENIOR SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT
AND
AMENDMENT NO. 1 TO SECURITY AGREEMENT
THIS AMENDMENT NO. 1 TO SENIOR SUBORDINATED NOTE AND WARRANT PURCHASE AND AMENDMENT NO. 1 TO SECURITY AGREEMENT (this “Amendment”), is made as of October 22, 2008, by and among QuaTech, Inc., an Ohio corporation (the “QuaTech”), DPAC Technologies Corp., a California corporation (“DPAC” and together with QuaTech, the “Companies”) and Canal Mezzanine Partners, L.P., a Delaware limited partnership (the “Purchaser”).
WITNESSETH:
WHEREAS, the Companies and the Purchaser have entered into that certain Senior Subordinated Note and Warrant Agreement, dated as of January 31, 2008 (as may be amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which the Purchaser have made certain financial accommodations available to the Companies;
WHEREAS, the Companies have requested, and the Purchaser has agreed, subject to the terms of this Amendment, to purchase a $250,000 senior subordinated note issued by the Companies;
WHEREAS, the Companies and the Purchaser desire to amend the Purchase Agreement as set forth herein;
NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Companies and the Purchaser do hereby agree as follows:
SECTION 1. DEFINED TERMS.
Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Purchase Agreement.

SECTION 2. AMENDMENT TO THE PURCHASE AGREEMENT.
The Companies and the Purchaser hereby agree that the Purchase Agreement shall be amended, effective upon the satisfaction of the conditions precedent set forth in this Amendment, as follows:
2.1 Amendment to Recitals. Subpart (A) of the Recitals to the Purchase Agreement shall be amended in its entirety to read as follows:
A. Purchase and Sale.
Upon the terms and subject to the conditions set forth in this Purchase Agreement, the Companies shall issue and sell to the Purchaser (i) a Senior Subordinated Note in the aggregate principal amount of $1,200,000 due January 31, 2013 (the “Initial Note”), (ii) a Senior Subordinated Note in the aggregate principal amount of $250,000 due February 15, 2009 (the “New Note” and together with the Initial Note, the “Note”) and (iii) in the case of DPAC, a warrant to purchase the common stock of DPAC representing 3% of the Fully Diluted Common Stock of DPAC on the date of exercise (the “Common Stock Warrant” and together with the Note, and where applicable, the Warrant Shares, the “Securities”).
2.2 Amendment to Exhibit A. Exhibit A to the Purchase Agreement shall be amended by amending the definition of “Note,” “Warrant Certificate” and “Warrant” contained therein in their entireties to read as follows:
“Note” means together (i) the Senior Subordinated Note due January 31, 2013 in the principal amount of $1,200,000 issued and sold to the Purchaser by the Companies pursuant to the terms of the Purchase Agreement, and (ii) the Senior Subordinated Note due February 15, 2009 in the principal amount of $250,000 issued and sold to the Purchaser by the Companies pursuant to the terms of the Purchase Agreement, in each case as amended, modified or restated from time to time, and all notes issued in exchange or substitution therefor.
“Success Fee” means a fee equal to 7.0 times EBITDA for the twelve-month period ended immediately prior to the Success Fee Triggering Event minus Indebtedness plus Cash, times 6.0%.
“Warrant Certificate” shall mean any certificate representing a Warrant.
“Warrant” means together the Warrant issued on the Closing Date and the Warrant issued on October 22, 2008, each purchased from DPAC by Purchaser pursuant to the Purchase Agreement.
SECTION 3. AMENDMENT TO SECURITY AGREEMENT
Upon the Satisfaction of the conditions to this Amendment, the Security Agreement shall be amended by amending the definition of “Secured Obligations” in its entirety to read as follows:
“Secured Obligations” means (a) all principal, interest and other amounts due and payable under the Note Purchase Agreement, the Related Documents and the Note (as defined in the Note Purchase Agreement (as amended), (b) all costs and expenses incurred by Secured Party in the realization upon the Collateral, including without limitation reasonable attorneys’ fees and legal expenses, and (c) each and every liability owed by any Debtor to Secured Party however created, direct or contingent, due or to become due, whether now existing or hereafter arising, including without limitation the Success Fee.

SECTION 4. REPRESENTATIONS AND WARRANTIES.
Each of the Companies hereby represents and warrants to the Purchaser as follows:
4.1 The Amendment. This Amendment has been duly and validly executed by an authorized executive officer of each of the Companies and constitutes the legal, valid and binding obligation of each of the Companies enforceable against each of the Companies in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally, and to general principles of equity.
4.2 Purchase Agreement. Each of the Purchase Agreement, as amended by this Amendment, the Note, the Security Agreement, the Warrant and the other Related Documents remains in full force and effect and remains the valid and binding obligation of each of the Companies party thereto enforceable against each of the Companies party thereto in accordance with its terms. Each of the Companies hereby ratifies and confirms the Purchase Agreement as amended by this Amendment and each of the other Related Documents. The representations and warranties contained in the Purchase Agreement are in all material respects correct on and as of the date hereof as if made on such date (except as a result of transactions permitted under the Purchase Agreement or as otherwise set forth in the revised Schedule of Exceptions delivered by the Companies contemporaneously herewith) and no Default or Event of Default exists, in each case after giving effect to this Amendment.
4.3 Nonwaiver. The execution, delivery, performance and effectiveness of this Amendment shall not operate nor be deemed to be nor construed as a waiver (i) of any right, power or remedy of the Purchaser under the Purchase Agreement or any of the other Related Documents, nor (ii) of any term, provision, representation, warranty or covenant contained in the Purchase Agreement or any of the other Related Documents. Further, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Default or Event of Default under the Purchase Agreement, as amended by this Amendment, or any of the other Related Documents.
4.4 Reference to and Effect on the Purchase Agreement. Upon the effectiveness of this Amendment, each reference in the Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Purchase Agreement, as amended hereby, and each reference to the Purchase Agreement in any of the other Related Documents shall mean and be a reference to the Purchase Agreement, as amended hereby.
4.5 Claims and Defenses. To the knowledge of each Company, as of the date of this Amendment, no Company has any defenses, claims, counterclaims or setoffs with respect to the Purchase Agreement or any other of the Related Documents or its Obligations under any Related Documents or with respect to any actions of the Purchaser or any of its officers, directors, shareholders, employees, agents or attorneys, and each of the Companies irrevocably and absolutely waives any such known defenses, claims, counterclaims and setoffs and releases the Purchaser and each of its officers, directors, shareholders, employees, agents and attorneys from the same.

SECTION 5. CONDITION PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT.
In addition to all of the other conditions and agreements set forth herein, the effectiveness of this Amendment is subject to the following condition precedent:
5.1 Amendment to Purchase Agreement. The Purchaser shall have received a counterpart of this Amendment No. 1 to Senior Subordinated Note and Warrant Purchase Agreement and Amendment No. 1 to Security Agreement, executed and delivered by a duly authorized officer of each of the Companies and the Purchaser.
5.2 Executed Note and Warrant. The Purchaser shall have received an original $250,000 Senior Subordinated Note and Warrant Agreement and an original Warrant, in each case executed and delivered by a duly authorized officer of each of the Companies.
5.3 Consent Under Senior Loan Agreement. The Purchaser shall have received executed copies of a consent under the Senior Loan Agreement pursuant to which the Senior Lender consents to this Amendment, which consent shall be in form and substance satisfactory to the Purchaser.
5.4 Amendment to Subordination Agreement. The Purchaser shall have received a fully executed copy of an amendment to the subordination agreement with respect to the Senior Loan Agreement, which amendment shall be in form and substance satisfactory to the Purchaser.
5.5 Authorizing Resolutions. The Purchaser shall have received a copy of resolutions of the board of directors of each of the Companies authorizing the execution and delivery of this Amendment and the Note and with respect to DPAC, the Warrant, each in form and substance satisfactory to the Purchaser.
5.6 Amendment Fee. The Purchaser shall have received a $3,000 amendment fee in immediately available funds.

SECTION 6. MISCELLANEOUS
6.1 Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Ohio, without regard to principles of conflict of law.
6.2 Costs and Expenses. The Companies hereby acknowledge and agree to reimburse (on a joint and several basis) the Purchaser for all costs and expenses incurred by or on behalf of the Purchaser in connection with the documentation and negotiation of Amendment including, without limitation, reasonable legal fees and expenses of counsel to the Purchaser.
6.3 Severability. In the event any provision of this Amendment should be invalid, the validity of the other provisions hereof and of the Purchase Agreement shall not be affected thereby.
6.4 Counterparts. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute but one and the same agreement.

IN WITNESS WHEREOF, each of the Companies has caused this Amendment No. 1 to Senior Subordinated Note and Warrant Purchase Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.
COMPANIES:

DPAC TECHNOLOGIES CORP.
a California corporation

By:	/s/ Steve Runkel
Steve Runkel, Chief Executive Officer

QUATECH, INC.
an Ohio corporation

By:	/s/ Steve Runkel
Steve Runkel, Chief Executive Officer

S-1

Accepted as of October 22, 2008.

CANAL MEZZANINE PARTNERS, L.P.
a Delaware limited partnership

By:	Canal Mezzanine Management, LLC,
an Ohio limited liability company
Title:	General Partner

By:	Canal Holdings, LLC
an Ohio limited liability company
Title:	Managing Member

By:	/s/ Shawn M. Wynne
Name:	Shawn M. Wynne
Title:	Authorized Signer

S-2